Exhibit 32.2

CERTIFICATION OF DISCLOSURE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of BlackStar Enterprise Group, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph E. Kurczodyna, Chief Financial Officer , Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 2 , 2018

/s/ _Joseph E. Kurczodyna_____________________________________________________

Joseph E. Kurczodyna,

Chief Financial Officer , Principal Financial Officer & Principal Accounting Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.